Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

GFI Mining South Africa (Pty) Limited

We consent to the use of our report included herein and to the reference to our firm under the heading “Statement by Experts” in the registration statement.

/s/ KPMG Inc.

Johannesburg, South Africa

February 6, 2013